Investor Presentation March 2017 Title Blue: 23,55,94 Orange: 230,175,109 Grey: 127,127,127 Light Blue: 114,164,183 Brown: 148,126,103

2 HOLLYFRONTIER DISCLOSURE STATEMENT Statements made during the course of this presentation that are not historical facts are “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently uncertain and necessarily involve risks that may affect the business prospects and performance of HollyFrontier Corporation and Holly Energy Partners, L.P., and actual results may differ materially from those discussed during the presentation. Such risks and uncertainties include but are not limited to failure of HollyFrontier Corporation to close the Petro-Canada Lubricants Acquisition, failure to receive required governmental approvals to close the Petro- Canada Lubricants Acquisition, successful integration of Petro Canada Lubricants Inc.’s business with HollyFrontier Corporation, the actions of actual or potential competitive suppliers and transporters of refined petroleum or lubricant products in HollyFrontier’s and Petro Canada’s markets, the demand for and supply of crude oil, refined products and lubricant products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to HollyFrontier, the effectiveness of HollyFrontier and Holly Energy Partners’ capital investments and marketing strategies, HollyFrontier and Holly Energy Partners’ efficiency in carrying out construction projects, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Additional information on risks and uncertainties that could affect the business prospects and performance of HollyFrontier and Holly Energy Partners, L.P. is provided in the most recent reports of HollyFrontier and Holly Energy Partners, L.P. filed with the Securities and Exchange Commission. All forward-looking statements included in this presentation are expressly qualified in their entirety by the foregoing cautionary statements. The forward-looking statements speak only as of the date hereof and, other than as required by law, HollyFrontier undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

EXECUTIVE SUMMARY •Inland Merchant Refiner •5 Refineries in the Mid Continent, Southwest and Rockies •457,000 barrels per day of Refining Capacity •Fleet Wide Crude Discount to WTI •Niche Premium Product Markets REFINING •Integrated Specialty Lubricants Producer •PCLI Lubricant Production Facility in Mississauga, Ontario •HFC Lubricant Production Facility in Tulsa, Oklahoma •Combined, Fourth Largest North American Base Oil Producer with 28,000 Barrels per Day of Lubricants Production •PCLI is the Only North American Group III Base Oil Producer SPECIALTY LUBRICANTS •Operate Crude and Product Pipelines, loading racks, terminals and tanks in and around HFC’s refining assets •Approximately 3,400 Pipeline miles including equity interest in Cheyenne, Frontier, Osage and SLC Pipelines •14 million barrels of crude & product storage •7 Loading Racks •8 Terminals MIDSTREAM 3

HOLLYFRONTIER INVESTMENT HIGHLIGHTS • 37% HEP ownership, including 2% GP interest and 35% of LP Units • Full Year 2016 HEP cash distributions to HFC of more than $105 million¹ SPECIALTY LUBRICANTS • Maintain investment grade rating • Target conservative balance sheet and strong liquidity CAPITAL STRUCTURE • Strong track record of returning excess cash to shareholders • Competitive dividend and total cash yield CAPITAL ALLOCATION 1) Q4 2015 through Q3 2016 quarterly LP and GP distributions announced and paid in 2016 • Petro-Canada Lubricants Inc. acquisition • HFC is the fourth largest North American lubricants producer with ˜28,000 barrels per day of high margin lubricants • Only North American Group III Base Oil producer MIDSTREAM • Flexible refining system and fleet wide crude discount to WTI • Premium niche product markets versus Gulf Coast • Internal investment to drive growth and enhance returns REFINING 4

HOLLYFRONTIER FOOTPRINT | PCLI Expands Domestic and International Reach

About Petro-Canada Lubricants Inc.

- 15,600 BPD Lubricant Production Capacity
- 6 sales offices
- 4 warehouses
- 21 third party-operated terminals worldwide
- Export over 60% of production to more than 80 countries



PADD 5
PADD 4
PADD 2
PADD 1
PADD 3
PCLI Mississauga
SPOKANE
BOISE
MOUNTAIN HOME
SALT LAKE CITY
SLC/FRONTIER
UNEV PIPELINE
CEDAR CITY
LAS VEGAS
CASPER
GUERNSEY
CHEYENNE
SIDNEY
DENVER
PHOENIX
TUCSON
BLOOMFIELD
ALBUQUERQUE
MORIARTY
ROSWELL
ARTESIA
EL PASO
ORLA
MIDLAND
ALON
ABILENE
WICHITA FALLS
DUNCAN
OKLAHOMA CITY
CUSHING
OSAGE
EL DORADO
TULSA
TOPEKA
OMAHA
DES MOINES
KANSAS CITY
ST. LOUIS
SPRINGFIELD
ROGERS
LITTLE ROCK
FARGO
SIOUX FALLS
MINNEAPOLIS
CHICAGO
HFC Refineries
HEP Terminals
HFC Product Markets
HEP Product Pipelines
HEP Crude Pipelines
Crude Hub
HEP Crude Gathering
PCLI Lube Production
PCLI Warehouse
PCLI Terminal¹
HFC Warehouse
HFC Terminal

Global Lubricants Distribution

- Canada
- United States
- Europe
- China
- South America
- Central America

About the HollyFrontier Companies

- 457,000 BPD Refining Capacity
- 12,000 BPD Specialty Lubricants Production
- Approximately 3,400 Pipeline miles
  - 75% UNEV ownership
  - 50% Cheyenne Pipeline ownership
  - 50% Frontier Pipeline ownership
  - 50% Osage Pipeline ownership
  - 25% SLC Pipeline ownership
- 14 million barrels of crude & product storage
- 7 Loading Racks and 8 Terminals

1) Third party Owned and Operated

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• Beneficiary of inland coastal crude discount across entire refining system • 100% of HFC’s purchased crude barrels are “WTI” price based • Refinery location and configuration enables a fleet-wide crude slate discounted to WTI • Approximately 100,000 barrels per day Canadian, primarily Heavy sour crude • Approximately 150,000 barrels per day of Permian crude 1) Data from quarterly earnings calls PROXIMITY TO NORTH AMERICAN CRUDE PRODUCTION | Laid in Crude Advantage 6 -$5 -$4 -$3 -$2 -$1 $0 4Q16 3Q16 2Q16 1Q16 $ /b b l di s co u n t to W T I Laid in Crude Advantage under WTI1 Rockies MidCon Southwest Consolidated

1) Gulf Coast: CBOB Unleaded 84 Octane Spot Price, Group 3: Unleaded 84 Octane Spot Price, Chicago: Unleaded CBOB 84 Octane Spot Price, Denver: CBOB 81.5 Octane Rack Price, Phoenix: CBG 84 Octane Rack Price, SLC: CBOB 81.5 Octane Rack Price, Las Vegas: CBOB 84 Octane Rack Price. Source: GlobalView 2) Source: GlobalView HIGH VALUE PREMIUM PRODUCT MARKETS | Premium Product Pricing vs. Gulf Coast 7 $2.67 $3.38 $7.60 $6.54 $8.17 $11.08 $- $5.00 $10.00 $15.00 $20.00 Group 3 vs GC Chicago vs GC Salt Lake vs GC Denver vs GC Phoenix vs GC Las Vegas vs GC $/ b ar re l Regional Gasoline Pricing vs Gulf Coast1 2012 2013 2014 2015 2016 Average $1.41 $1.72 $3.90 $4.84 $5.06 $7.61 $(4.00) $(2.00) $- $2.00 $4.00 $6.00 $8.00 $10.00 $12.00 $14.00 Group 3 vs GC Chicago vs GC Denver vs GC Phoenix vs GC Las Vegas vs GC Salt Lake vs GC $/ b ar re l Regional ULSD Pricing vs Gulf Coast2 2012 2013 2014 2015 2016 Average

BUSINESS IMPROVEMENT PLAN | Increasing Value from Existing Refinery Assets

	EBITDA ($MM) 2015-2018					
		Target 2014 Baseline		Target 2016 Baseline		Full Year 2016 Achieved
2014 Refining EBITDA					**$**	**1,168**
HFC Indicator	$	18.06	$	13.87	$	(666)
Laid in Crude Advantage	$	3.29	$	1.72	$	(243)
RIN Cost	$	140	$	240	$	(100)
2016 vs 2014 Impact on Base Business					**$**	**(1,009)**
Refinery Operations	$	245	$	205	**$**	**97**
Reliability	$	90	$	60	$	18
Operating Costs	$	105	$	105	$	55
Turnaround Execution	$	50	$	40	$	24
Optimization	$	90	$	100	**$**	**105**
Capital Investment	$	365	$	260	**$**	**84**
Large Capital	$	165	$	110	$	28
Opportunity Capital	$	200	$	150	$	56
Achieved OBIP	$	700	$	565	$	286
					$	445
2016 Refining EBITDA (ex G&A)					$	447

Refinery Operations:

- Reliability: Target first quartile operational reliability
- Turnaround: Completing on time and on budget
- Operating Expense: Reducing controllable expenses

Optimization:

Putting the right molecule in the right place at the right time, new opportunities offset impact of lower margin and crude spread environment.

Opportunity Investment Progress:

- Pace and timing of Opportunity Capital determined by margin environment and outlook.
- Navajo Crude debottleneck during 1Q Turnaround
- El Dorado Coker Yield deferred to 2019

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PETRO-CANADA LUBRICANTS | Transaction Overview

Financial Details:

- CAD$1,125MM purchase price (approximately US$845 MM) for Petro-Canada Lubricants Inc.
- CAD$783MM (US$587MM) purchase price net of CAD$342MM (approximately US$257MM) working capital
- Purchase funded with a combination of cash and debt
- Immediately accretive transaction
- Expected to generate US$100-200MM of annual EBITDA
- 4x trailing twelve month EBITDA[1] multiple net of working capital, 6x purchase price

Assets Acquired:

- 15,600 barrel per day lubricants production capacity located in Mississauga, Ontario
- Differentiated lubricants product portfolio
  - Base Oil (Group II/II+, III/III+), White Oils, Specialty Products and Finished lubricants
  - Only North American producer of high-margin Group III base oils
- Downstream integrated into finished/packaged lubes and specialties
- Industry leading product innovation and R&D capability
- Global sales organization with locations in Canada, the US, Europe and China
- Extensive Brand Portfolio

PETRO-CANADA™

- Perpetual and exclusive license for use of the Petro-Canada trademark in Lubricants
- Brands include: PURITY, Puretol, Krystol, Duron, Supreme, Hydrex, Sentron, Turboflo, Vultrex, Enduratex, Paraflex, Puredrill, Purewax



1) Trailing twelve month EBITDA $149MM (CAD$198MM)

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10 High Value Products and Stable Cash Flows • Specialty Lubricants margins are significantly higher and more stable than fuels margins • Differentiated lubricants product portfolio • The only North American premium margin Group III base oil producer • Strong brand portfolio Diversification and Scale • HFC diversification from pure play inland independent transportation fuel refiner • HFC is the fourth largest specialty lubricants producer in North America • ˜28,000 BPD of specialty lubricants capacity, ˜10% of North American production • Lubricant and Lubricant Additive companies trade at premium earnings and EBITDA multiples to Refiners PETRO-CANADA LUBRICANTS | Strategic Rational Strong Growth Platform • Growing market demand for Group III/III+ base oil driven by increasing industry standards • Favorable industry fundamentals driving demand for premium lubricant products • Global distribution capabilities • Industry leading product innovation and R&D capability • Synergies with Tulsa lubricants business • Feedstock optimization to increase production of Group III/III+ base oils and premium products - 10,000 20,000 30,000 40,000 50,000 60,000 B P D ( '000 ) North American 2015 Base Oil Production Represents ˜90% of North American Production Group III Group I/II/Naphthenic

PETRO-CANADA LUBRICANTS | Premium Margins and Global Product Markets, Exclusive and Perpetual License for Petro-Canada Lubricants Brand

Product Category Average WTI Based Gross Margin: 2015A



$150
$100
$50
$-
Average Category WTI Gross Margin per Barrel (US $/BBL)
Finished Lubricants
Specialty Products
White Oils
Base Oils

Finished Lubricants
- High margin finished lubricants products blended from the purest base oil using the HT Purity Process
- Brand: DURON, SUPREME, HYDREX, TURBOFLO, VULTREX, ENDURATEX, PURITY FG PARAFLEX HT
- Application: motor oil (heavy duty), hydraulic fluids, turbine fluids, mining and specialty greases, gear oil, food grade lubricants

Specialty Products
- Non-Lubricant specialty fluids
- Brand: PUREDRILL, PUREWAX
- Application: dust suppressant, drilling mud base, concrete form oils, heat transfer and transformer fluids

White Oils
- Worlds largest White Oils manufacturer
- Extremely pure base mineral oil
- Brand: PURETOL, PURITY, KRYSTOL
- Application: health and beauty, pharmaceuticals

Base Oils
- Group II/II+ and III/III+ Base oil production
- Only North American Group III producer; ~US$140/BBL average WTI Margin since 2011[1]
- Brand: PURITY, PURITY VHVI
- Application: transportation fluids, engine oils, transmission fluids, industrial lubricants, Process oils and paraffin waxes

1) Group III Benchmark Margin vs WTI; Source: ICIS

PCLI Lubricant Volume Breakdown: 2015A

Product



White Oils 14%
Specialty Products 13%
Base Oils 41%
Finished Lubricants 32%

Geography



Rest of World 2%
Asia Pacific 1%
Europe 21%
Canada 37%
United States 39%

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PETRO-CANADA LUBRICANTS | Integrated Lubricants Producer

PCLI is fully integrated across the lubricants value chain

- High quality Base Oils are upgraded to high value Finished Lubricants
- Quality of Base Oils allow for unique product formulations
- Industry leading product innovation and R&D capability
- Global sales organization with locations in Canada, the US, Europe and China
- Direct sales to end customers and sales to distributors
- Extensive Brand Portfolio - perpetual and exclusive license for use of the Petro-Canada trademark in Lubricants



Base Oil Production
Blending and Packaging
Global Distribution
Vacuum Gas Oil
Hydrocracker Bottoms
Hydrotreating Unit (HTU)
Catalytic Dewaxing Unit (CDW)
Base Oil
Base Oil
Blending and Packaging
White Oils
Specialty Products
Finished Lubricants
Global Distribution
R&D and Product Development

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13 Specialty Lubricants margins are significantly higher and more stable than fuels margins Tulsa Plant increased production of heavier viscosity lubricants and brightstock • Heavy viscosity lubricants enjoy significant premium to lighter grades • Brightstock remains high value niche product given lack of substitute Market emphasis evolved from commodity engine oils to higher value specialty applications • Paraffinic - specialty process oils, industrial, marine oils, greases • Aromatics – rubber, asphalt modifiers, carpet underlay • Waxes – candles, packaging, construction, waterproofing 1) Tulsa Lubricant, Gasoline and Diesel average sales price minus crude acquisition cost 2) Group II and Group III Benchmark Margin vs WTI; Source: ICIS HOLLYFRONTIER SPECIALTY LUBRICANTS | Historic Realized Lubricant Margins vs Fuel Margins $- $20 $40 $60 $80 $100 $120 $140 $160 $180 $200 Q1 2011 Q2 2011 Q3 2011 Q4 2011 Q1 2012 Q2 2012 Q3 2012 Q4 2012 Q1 2013 Q2 2013 Q3 2013 Q4 2013 Q1 2014 Q2 2014 Q3 2014 Q4 2014 Q1 2015 Q2 2015 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Q4 2016 U S$/ B B L Historic Realized Lubricant Margins vs Fuel Margins¹ Realized Tulsa Lubricant Margin vs Laid in Crude Price Realized Tulsa Gasoline Margin vs Laid in Crude Price Realized Tulsa Diesel Margin vs Laid in Crude Price Benchmark Group III Lubricant Margin vs WTI ²

PETRO-CANADA LUBRICANTS | Synergy and Optimization Opportunity Expect US$20MM+ EBITDA in potential synergies by 2018¹ • Tulsa product integration and product upgrade opportunity • Sales and distribution synergy opportunity for Tulsa Products • Transportation cost savings Additional Optimization Opportunity • Feedstock replacement and optimization • Increased production of higher value products • Increase Group III/III+ Base Oil yield • Increased penetration in niche high growth markets 14 1) Based on Management Expectations

15 PETRO-CANADA LUBRICANTS | Historical Financials PCLI Historical EBITDA (US$MM)¹ $0 $50 $100 $150 $200 $250 $300 2011 2012 2013 2014 2015 2016 Average Annual Sustaining Capex 1) Unaudited, non-GAAP financials, as provided by seller

16 PETRO-CANADA LUBRICANTS | Production Capacity versus Demand Fundamentals Positive Western Hemisphere Group III Base Oil Supply / Demand Balance • Shift to premium-grade engine motor oils driving Group III global base oil demand growth • Western Hemisphere Group III demand projected to be 4% CAGR from 2015-2025 • PCLI is the only North American producer of Group III Base Oils • Asian and Middle Eastern imports fill supply deficit at transportation cost of ˜$5-10/bbl 1) Source: Kline 2015 Data. Capacity data adjusted for project delays/cancellations and does not include potential PCLI Group III production growth -40 -30 -20 -10 0 10 20 30 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 K B D Western Hemisphere Group III: Production Capacity vs Demand¹ ˜4% CAGR Demand Growth (2015-2025) Americas Demand Americas Production Capacity Shortage (Supply minus Demand)

17 Sales Volume by Product (BPD ‘000) Normalized Refining EBITDA Split (US $MM)¹ 228 228 171 172 13 28 26 32 HFC Standalone Pro Forma Other Lubricants Distillate Gasoline Lubricants as a % of Sales Volume 3% 6% Lubricants as a % of Refining EBITDA 10% 22% $900 $900 $100 ˜$250 HFC Standalone Pro Forma Lubricants Fuels HOLLYFRONTIER PRO FORMA SPECIALTY LUBRICANTS | Lubricants Diversification and Scale 1) Management estimate of mid-cycle EBITDA on a go-forward basis

Operate a system of petroleum product and crude pipelines, storage tanks, distribution terminals and loading rack facilities located near HFC’s refining assets in high growth markets • Revenues are nearly 100% fee-based with limited commodity risk • Major refiner customers have entered into long-term contracts • Contracts require minimum payment obligations for volume and/or revenue commitments • Over 80% of revenues tied to long term contracts and minimum commitments • Earliest contract up for renewal in 2019 (approx. 17% of total commitments) • 49 consecutive quarterly distribution increases since IPO in 2004 • Target 1.0 – 1.2x distribution coverage *Distribution Per Unit - Distributions are split adjusted reflecting HEP’s January 2013 two-for-one unit split. HOLLY ENERGY PARTNERS | Business Profile 18 $0 $20 $40 $60 $80 $100 $120 $140 $160 $0.00 $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 Q 4 2 0 0 4 Q 3 2 0 0 5 Q 2 2 0 0 6 Q 1 2 0 0 7 Q 4 2 0 0 7 Q 3 2 0 0 8 Q 2 2 0 0 9 Q 1 2 0 1 0 Q 4 2 0 1 0 Q 3 2 0 1 1 Q 2 2 0 1 2 Q 1 2 0 1 3 Q 4 2 0 1 3 Q 3 2 0 1 4 Q 2 2 0 1 5 Q 1 2 0 1 6 Q 4 2 0 1 6 W T I Pri ce Di s trib u ti o n Consistent Distribution Growth Despite Crude Price Volatility DPU* WTI

1) Data as of 12/31/16 IDR: incentive distribution rights. HOLLY ENERGY PARTNERS | Ownership Structure 19

1) CAGR=Compound Annual Growth Rate. Graphs represent distributions to GP and LP units for the periods in which they apply 20 HOLLY ENERGY PARTNERS | Cash Distribution Growth Since Inception $0 $25 $50 $75 $100 $125 $150 $175 $200 $225 $35 $44 $49 $54 $68 $86 $99 $126 $144 $158 $173 $202 Total HEP Distributions (GP and LP) $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $0.9 $2.0 $3.4 $4.5 $8.1 $12.9 $17.5 $23.6 $29.4 $36.5 $44.0 $58.0 Total GP Distribution

Dropdown Context • HEP generally has right of first refusal on all logistics assets HFC builds or acquires • As HFC grows, HEP is positioned to benefit by partnering with HFC to build and/or acquire new assets • Target high tax basis assets with durable cash flow characteristics that also add to HFC EBITDA Acquisition Approach • Pursue logistic assets in HEP’s current geographic region • Leverage HFC refining footprint and commercial commitments plus HEP logistic capabilities Organic • Southeastern New Mexico Gathering • Internal Initiatives • Contractual PPI/FERC Increases Dropdowns From HFC • El Dorado Naphtha Fractionation Unit • WX Expansion Assets Acquisitions • El Dorado Crude Tanks • Frontier Crude Pipeline Interest • Tulsa Crude Tanks • Osage Crude Pipeline Interest • Cheyenne Crude Pipeline Interest HOLLY ENERGY PARTNERS | Growth Drivers 21

HEP purchased the newly constructed crude unit, catalytic cracking unit, and polymerization units at HFC’s Woods Cross refinery for a total cash consideration of $278.0 MM • Crude Unit has the capacity to process 15 kb/d of crude into intermediates and blending components • Catalytic Cracking unit has the capacity to process up to 8 kb/d of Gasoil into intermediates and gasoline blending components • Polymerization unit has the capacity to produce 2.5 kb/d of Olefins into gasoline blending components HEP and HFC entered into 15-year tolling agreements for each respective unit • 2017 EBITDA from these tolling agreements expected to be at least $32.7 MM • All three tolling agreements feature minimum volume commitments • HFC owns all commodity inputs and outputs; HEP takes no commodity risk HOLLY ENERGY PARTNERS | Woods Cross Expansion Drop Down 22

(1) Investments already made (2) Prospective growth investments that will require board and/or committee approvals (3) Assumes a -3% to +3% range in PPI Finished Goods Index (4) Potential upside to 2017 from expected HFC dropdowns $400 TO $450 MILLION IN COMPLETED AND FUTURE PLANNED INVESTMENTS COULD ADD APPROXIMATELY $100 MILLION IN EBITDA BY 2017 – A 50% INCREASE OVER 2014 Estimated EBITDA Contribution vs 2014 ($mm) 2016 2017E4 UNEV Growth1 4 15 Internal Initiatives2 7 14 WX Expansion Assets1 8 33 Cheyenne Pipeline Interest1 3 5 Tulsa Crude Tanks1 4 6 El Dorado Naphtha Dropdown1 7 7 Frontier Pipeline Interest1 6 7 El Dorado Crude Tanks1 4 4 SE NM Crude Expansion1 5 5 Contractual Tariff Increases3 8 8 TOTAL 56 104 HOLLY ENERGY PARTNERS | Target 8% Annual Distribution Growth Rate 23

SUSTAINING CAPITAL1: • Maintenance capex: $100 - $125 million in average annual maintenance • Environmental and Sustaining: $100 - $125 million average annual spending currently focused on Tier 3 gasoline and MSAT 2 standards • Turnaround spending: $100 - $150 million annual average turnaround spending • PCLI Capex: $25 - $75 million annual average annual capex and turnaround spending DIVIDEND: • Regular Dividend: $233 million annual dividend commitment GROWTH CAPITAL1: • Expect to execute approximately $100 million in internal investments annually • Flexibility in managing the timing and pace of our growth capital spending • M&A: buy the right assets at the right price 24 HFC DISCIPLINED APPROACH TO CAPITAL ALLOCATION 1) Does not include HEP 2017 estimate of $10mm maintenance and $20mm growth capital

25 HOLLYFRONTIER PRO FORMA CAPITAL STRUCTURE AND CREDIT PROFILE 1 Includes HFC revolver upsizing to $1.35B for 2/1/17 capital structure and HEP revolver availability Expect to Maintain Investment Grade Rating from both Moody’s (Baa3) and S&P (BBB-) HFC Consolidated Capital Structure1 12/31/2016 2/1/2017 Cash and Short Term Marketable Securities $ 1,135 $ 210 HollyFrontier Corporation HFC 5.875% Senior Notes due 2026 $ 991 $ 991 HFC Long Term Debt $ 991 $ 991 Holly Energy Partners HEP 6.50% Senior Notes due 2020 $ 300 $ - HEP 6.00% Senior Notes due 2024 $ 400 $ 400 HEP Credit Agreement $ 553 $ 853 HEP Long Term Debt $ 1,253 $ 1,253 Consolidated Debt (includes unamortized discount) $ 2,244 $ 2,226 Stockholders Equity $ 4,682 $ 4,682 Noncontrolling Interest $ 621 $ 621 Total Capitalization $ 7,547 $ 7,529 Consolidated Debt / Capitalization 29.7% 29.6% Consolidated Net Debt / Capitalization 17.3% 27.5% Consolidated Total Liquidity1 $ 2,782 $ 1,907

Since the July 2011 merger HFC has returned approximately $4.2 billion, or approximately $23.50 per share to shareholders • Strong track record in returning excess cash to shareholders • Committed to maintaining competitive cash yield versus peers • Share repurchase program funded by Free Cash Flow generation and HEP drop down proceeds 1) Dividends are split adjusted reflecting HFC’s two-for-one stock split announced August 3, 2011. 2) Total Cash yield calculated using year end share count- includes regular dividends, special dividends and stock buybacks. Data from public filings and press releases. As of 12/30/16 NYSE closing prices. See page 30 for calculations 26 STRONG TRACK RECORD OF CASH RETURNS 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% ALJ PBF HFC WNR VLO MPC PSX DK TSO 5.3% 4.3% 4.0% 4.0% 3.5% 2.9% 2.9% 2.5% 2.5% Regular Cash Yield1 0% 2% 4% 6% 8% 10% 12% 14% 16% 2011 2012 2013 2014 2015 2016 5.5% 9.2% 8.8% 11.0% 13.8% 6.3% Total Cash Yield2

HOLLYFRONTIER OUTLOOK | Potential Upside versus 2016[1]

- Petro Canada Lubricants Inc. Contribution
  - Expected to generate US$100-200MM of annual EBITDA
  - Expect US$20MM+ EBITDA in potential synergies by 2018
  - Expect to achieve additional optimization opportunities from product yield upgrade
    - Group III base oils enjoy $80 per barrel margin uplift net of transportation vs Group II

- Continued Execution on Our Business Improvement Plan
  - $565MM opportunity in 2016 margin environment
  - To date, achieved $286MM
  - Expect to execute remaining $280MM in 2017 and 2018
  - Upside to target in higher margin and crude price environment

- Potential RINs Relief
  - ~$250MM in annual RIN expenditures
  - Additional impact from negative ethanol blending economics and blended barrel discounts

- Exposure to Permian Basin
  - Run 150,000 BPD of Permian crude
  - Every $1 change to Permian basis differential adds $55MM in annual EBITDA

- Indicator Margin Improvement
  - Average 2016 HFC Index $15.15 vs $21.51 in 2015 and $24.83 5-year average
  - Every $1 change to index adds ~$160MM annual EBITDA

1) *Based on Management Expectations*

HOLLYFRONTIER.
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HollyFrontier Corporation (NYSE: HFC) 2828 N. Harwood, Suite 1300 Dallas, Texas 75201 (214) 954-6510 www.hollyfrontier.com 28 Craig Biery | Director, Investor Relations investors@hollyfrontier.com 214-954-6510

Appendix 29

FINANCIAL METRICS

	Cash Yield	Current dividend	December 30, 2016 NYSE Close
ALJ	5.3%	$0.60	$11.38
PBF	4.3%	$1.20	$27.85
HFC	4.0%	$1.32	$32.76
WNR	4.0%	$1.52	$37.85
VLO	3.5%	$2.40	$68.35
MPC	2.9%	$1.44	$50.37
PSX	2.9%	$2.52	$86.42
DK	2.5%	$0.60	$24.08
TSO	2.5%	$2.20	$87.46

HFC ($MM)	2011	2012	2013	2014	2015	2016
Buyback	$ 17.8	$ 209.6	$ 225.0	$ 158.8	$ 742.8	$ 133.4
Dividend	$ 252.1	$ 658.0	$ 645.9	$ 647.2	$ 246.9	$ 234.0
Total	$ 270	$ 868	$ 871	$ 806	$ 990	$ 367
Market Cap	4,898	9,478	9,878	7,350	7,188	5,808
Total Cash Yield	5.5%	9.2%	8.8%	11.0%	13.8%	6.3%

HOLLYFRONTIER.

30

Non GAAP measurements: We report certain financial measures that are not prescribed or authorized by U. S. generally accepted accounting principles ("GAAP"). We discuss management's reasons for reporting these non-GAAP measures below. Although management evaluates and presents these non-GAAP measures for the reasons described below, please be aware that these non-GAAP measures are not alternatives to revenue, operating income, income from continuing operations, net income, or any other comparable operating measure prescribed by GAAP. In addition, these non-GAAP financial measures may be calculated and/or presented differently than measures with the same or similar names that are reported by other companies, and as a result, the non-GAAP measures we report may not be comparable to those reported by others. Refining gross margin or refinery gross margin: the difference between average net sales price and average product costs per produced barrel of refined products sold. Refining gross margin or refinery gross margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. This margin does not include the effect of depreciation, depletion and amortization. Other companies in our industry may not calculate this performance measure in the same manner. Our historical refining gross margin or refinery gross margin is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2016 10-K filed February 22, 2017. Net Operating Margin: the difference between refinery gross margin and refinery operating expense per barrel of produced refined products. Net operating margin is a non-GAAP performance measure that is used by our management and others to compare our refining performance to that of other companies in our industry. This margin does not include the effect of depreciation, depletion and amortization. Other companies in our industry may not calculate this performance measure in the same manner. Our historical net operating margin is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2016 10-K filed February 22, 2017.. EBITDA: Earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, is calculated as net income plus (i) interest expense and loss of early extinguishment of debt, net of interest income, (ii) income tax provision, and (iii) depreciation, depletion and amortization. EBITDA is not a calculation provided for under GAAP; however, the amounts included in the EBITDA calculation are derived from amounts included in our consolidated financial statements. EBITDA should not be considered as an alternative to net income or operating income as an indication of our operating performance or as an alternative to operating cash flow as a measure of liquidity. EBITDA is not necessarily comparable to similarly titled measures of other companies. EBITDA is presented here because it is a widely used financial indicator used by investors and analysts to measure performance. EBITDA is also used by our management for internal analysis and as a basis for financial covenants. Our historical EBITDA is reconciled to net income under the section entitled “Reconciliation to Amounts Reported Under Generally Accepted Accounting Principles” in HollyFrontier Corporation’s 2016 10-K filed February 22, 2017. Expected EBITDA: is based on HollyFrontier Corporation’s projections for the newly acquired Petro-Canada Lubricants Inc. Projects are based on historical EBITDA performance as reported by Suncor Energy combined with the expectation of future potential synergy and optimization opportunity. Enterprise Value: calculated as market capitalization plus minority interest, plus preferred shares, plus net-debt, less MLP debt Free Cash Flow: Calculated by taking operating income and subtracting capital expenditures CAGR: The compound annual growth rate is calculated by dividing the ending value by the beginning value, raise the result to the power of one divided by the period length, and subtract one from the subsequent result. CAGR is the mean annual growth rate of an investment over a specified period of time longer than one year Debt-To-Capital: A measurement of a company's financial leverage, calculated as the company's long term debt divided by its total capital. Debt includes all long-term obligations. Total capital includes the company's debt and shareholders' equity. Return on Capital Employed / Return on Invested Capital: A measurement which for our purposes is calculated using Net Income divided by the sum of Total Equity and Long Term Debt. We consider ROCE to be a meaningful indicator of our financial performance, and we evaluate this metric because it measures how effectively we use the money invested in our operations. IDR: Incentive Distribution Rights BPD: the number of barrels per calendar day of crude oil or petroleum products. Distributable Cash Flow: Distributable cash flow (DCF) is not a calculation based upon GAAP. However, the amounts included in the calculation are derived from amounts separately presented in HEP’s consolidated financial statements, with the exception of excess cash flows over earnings of SLC Pipeline, maintenance capital expenditures and distributable cash flow from discontinued operations. Distributable cash flow should not be considered in isolation or as an alternative to net income or operating income as an indication of HEP’s operating performance or as an alternative to operating cash flow as a measure of liquidity. Distributable cash flow is not necessarily comparable to similarly titled measures of other companies. Distributable cash flow is presented here because it is a widely accepted financial indicator used by investors to compare partnership performance. We believe that this measure provides investors an enhanced perspective of the operating performance of HEP’s assets and the cash HEP is generating. HEP’s historical net income is reconciled to distributable cash flow in "Item 6. Selected Financial Data" of HEP's 2016-10-K. DEFINITIONS 31

Please see p. 33 for disclaimer and www.HollyFrontier.com/investor-relations for most current version. 32 HOLLYFRONTIER INDEX

The data on p. 34 is for informational purposes only and is not reflective or intended to be an indicator of HollyFrontier's past or future financial results. This data is general industry information and does not reflect prices paid or received by HFC. The data was compiled from publicly available information, various industry publications, other published industry sources, including OPIS, and our own internal data and estimates. Although this data is believed to be reliable, HFC has not had this information verified by independent sources. HFC does not make any representation as to the accuracy of the data and does not undertake any obligation to update, revise or continue to provide the data. HFC's actual pricing and margins may differ from benchmark indicators due to many factors. For example:  Crude Slate differences – HFC runs a wide variety of crude oils across its refining system and crude slate may vary quarter to quarter.  Product Yield differences – HFC’s product yield differs from indicator and can vary quarter to quarter as a result of changes in economics, crude slate, and operational downtime.  Other differences including but not limited to secondary costs such as product and feedstock transportation costs, purchases of environmental credits, quality differences, location of purchase or sale, and hedging gains/losses. Moreover, the presented indicators are generally based on spot sales, which may differ from realized contract prices. Market prices are available from a variety of sources, each of which may vary slightly. Please note that this data may differ from other sources due to adjustments made by data providers and due to differing data definitions. Below are indicator definitions used for purposes of this data. MidCon Indicator: (100% Group 3: Sub octane and ULSD) – WTI Rockies Indicator as of July 1, 2016: 50% Cheyenne: ((100% Denver Regular Gasoline; 100% Denver ULSD) – WTI) 50% Woods Cross: ((60% Salt Lake City Regular Gasoline, 40% Las Vegas Regular Gasoline; 80% Salt Lake City ULSD, 20% Las Vegas ULSD) – WTI) Rockies Indicator 2011- July-2016: 60% Cheyenne: ((100% Denver Regular Gasoline; 100% Denver ULSD) – WTI) 40% Woods Cross: ((60% Salt Lake City Regular Gasoline, 40% Las Vegas Regular Gasoline; 80% Salt Lake City ULSD, 20% Las Vegas ULSD) – WTI) Southwest Indicator 2013-Current: (50% El Paso Subgrade, 50% Phoenix CBG; 50% El Paso ULSD, 50% Phoenix ULSD) – WTI Southwest Indicator 2011-2012: (50% El Paso Regular, 50% Phoenix CBG; 50% El Paso ULSD, 50% Phoenix ULSD) – WTI HFC INDEX DISCLOSURE 33